UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2008

STERLING CONSTRUCTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20810 Fernbush Lane
Houston, Texas	77073
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 821-9091

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 142-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On March 14, 2008, the Company issued a press release announcing operating results for its fourth quarter and year ended December 31, 2007.  A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2. of Form 8-K, the press release shall not be deemed "filed" for the purposes of Section 18 of the Exchange Act of 1934 or otherwise subject to the liabilities of that section, and such information and exhibit shall not be deemed incorporated by reference into any filing under the Securities Exchange Act of 1934 or under the Securities Act of 1933 except as shall be expressly set forth by specific reference in such a filing.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 13, 2008 the Board of Directors of Sterling Construction Company, Inc. (the "Company") on the recommendation of its Corporate Governance & Nominating Committee, amended and restated the Company's by-laws in their entirety.  The purpose of the amendments was to bring the Bylaws more in line with current concepts of good corporate governance, to clarify some of the terms, to reflect the current practices of the Board of Directors, and to conform the Bylaws more closely to those of other Delaware public companies.

The following is a summary of the changes made by the amendment and restatement of the Bylaws.

•
In the prior Bylaws, the Chairman of the Board of Directors is designated the chief executive officer of the Company.  The amendment adds a separate, new "Chief Executive Officer" title and substitutes that title for the Chairman title in the Bylaws where a provision relates to the operation and supervision of the Company's business.

•	The title "Corporation Comptroller" has been eliminated.

•	A provision has been added that constitutes an emergency bylaw and that permits less than a quorum of directors to act in the event of a major emergency.

•	A provision has been added that permits the Company to recognize and enforce any lawful restriction on the transfer of any shares of the Company’s capital stock.

•
The provision that the annual meeting and any special meeting of stockholders must be called by a majority of the total number of authorized directors has been eliminated.  As a result, those meetings may now be called by a simple majority of a quorum of directors, subject to any contrary provision in the Company's Certificate of Incorporation.

•	A section detailing the duties of the inspectors of elections has been added.

•	The provision in the prior Bylaws requiring that a committee of the Board consist of at least two directors has been eliminated so that one director may constitute a committee of the Board.

•	A provision has been added to permit the Board to make rules and regulations for the conduct of stockholder meetings.

•
The requirement in the prior Bylaws that committees of the Board must be established by a majority of the total number of authorized directors has been eliminated with the result that a simple majority of a quorum of directors may establish committees of the Board.

•	The term for which officers serve has been changed so that all officers are elected to serve for such period of time as the Board determines.

•	A provision has been added to permit notices and other communications to be given by electronic transmission.

•
The prior Bylaws provided for director compensation consisting of a fixed sum for attendance at meetings or a stated salary.  The new provisions authorizes the Board to establish all types of director compensation.  A provision has also been added to authorize the Board to delegate the authority to set director compensation to a committee of the Board.

•	The requirement for written ballots in the election of directors has been eliminated, subject to any contrary provision in the Certificate of Incorporation.

•
A provision has been added stating that any director or officer in performing his or her duties is protected in relying in good faith on the books of account and other records of the Company and upon information, opinions, reports or statements presented to the Company by its officers, employees, or committees of the Board.

•
A provision has been added relating to both stockholder and Board meetings that states that if a quorum is initially present at a meeting, the meeting may continue even if so many attendees leave the meeting that there is no longer a quorum.  In the case of directors, the continuation requires the approval before the loss of the quorum occurs of at least a majority of the required quorum for the meeting.

•	Certain matters that are covered by Delaware law have been eliminated.

•	The requirement to have a corporate seal has been eliminated.

•	The reference to the Company's fiscal year has been updated to reflect its current fiscal year, which is the calendar year.

•	The Company's name and Delaware address appearing in the prior Bylaws have been updated.

•	The Bylaws have been re-formatted to make them easier to read and minor editorial changes have been made to the text.

The foregoing description is not complete and is qualified in its entirety by reference to the Amended and Restated Bylaws themselves, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Sterling Construction Company, Inc. dated March 13, 2008 (filed herewith).
99.1	Press release, dated March 14, 2008 (furnished herewith)

* * * * *

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2008	Sterling Construction Company, Inc.

/s/ Roger M. Barzun
Roger M. Barzun
Senior Vice President
_____________________________________

Exhibit Index

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Sterling Construction Company, Inc. dated March 13, 2008 (filed herewith).
99.1	Press release, dated March 14, 2008 (furnished herewith)